Exhibit 10.1

EXECUTION VERSION

November 15, 2018

USA Technologies, Inc.
100 Deerfield Lane
Suite 300
Malvern, PA  19355
Attention: Priyanka Singh

Re:	CONSENT TO EXTENSION

Dear Sir or Madam:

We refer to that certain Credit Agreement, dated as of November 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among USA Technologies, Inc., a Pennsylvania corporation (the “Borrower”), the other Loan Parties party thereto (together with the Borrower, the “Loan Parties”), the lenders party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

The Loan Parties have requested that the Administrative Agent consent to an extension of the delivery of the Borrower’s audited financial statements for the fiscal year ended June 30, 2018, the unaudited financial statements for the fiscal quarter ended September 30, 2018, and the related compliance certificates required to be delivered pursuant to Section 5.01(a), (b) and (c), as applicable, of the Credit Agreement to December 31, 2018 (collectively, the “Specified Extension”).

At your request and subject to the terms and conditions of this letter agreement, the Administrative Agent and the Lenders consent to the Specified Extension.  As a condition to such consent, the Loan Parties hereby agree that the Applicable Rate from and after the date of this letter agreement shall be set at Category 1 until the unaudited financial statements and related compliance certificate required to be delivered pursuant to Sections 5.01(b) and (c) with respect to the fiscal quarter ending September 30, 2018, are delivered to the Administrative Agent.

Each of the Loan Parties hereby (a) agrees that no Default or Event of Default exists as of the date hereof, (b) reaffirms all of its obligations and covenants under the Credit Agreement and the other Loan Documents to which it is a party, (c) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date) and (d) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this letter agreement.

This letter agreement shall not become effective until (a) each of the Loan Parties and the Administrative Agent have executed and delivered this letter agreement to the Administrative Agent, (b) the Loan Parties shall have paid to the Administrative Agent, for the benefit of the Lenders, a non-refundable extension fee of $52,800.00 in immediately available funds, and (c) the Loan Parties shall have paid (or made arrangements acceptable to the Administrative Agent to pay) all outstanding legal fees of counsel to the Administrative Agent.  Except for the consents set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  This letter agreement shall not constitute an amendment to of any other provision of the Credit Agreement or any other Loan Document. The Specified Extension is a one-time consent and shall not be construed as an agreement to consent to any future event. No consent by the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document is granted or intended except as expressly set forth herein.  Except as set forth herein, the consents agreed to herein shall not constitute a modification of the Credit Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Lenders at variance with the Credit Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.  This letter agreement shall be a “Loan Document” for all purposes under the Credit Agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery by one or more parties hereto of an executed counterpart of this letter agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement.  Any party delivering an executed counterpart of this letter agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart to the Administrative Agent, but the failure to do so shall not affect the validity, enforceability, or binding effect of this letter agreement.

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BORROWER:	USA TECHNOLOGIES, INC.

By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chairman and Chief Executive Officer

ADMINISTRATIVE AGENT AND SOLE LENDER:

JPMORGAN CHASE BANK, N.A.

By: /s/Eleftherios J. Karsos
Name: Eleftherios Karsos
Title: Authorized Officer

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTORS

Each of the undersigned (a) acknowledges receipt of the foregoing consent (the “Agreement”); (b) consents to the execution and delivery of the Agreement; and (c) reaffirms all of its obligations and covenants under the Credit Agreement (as defined in the Agreement) and all of its other obligations under the Loan Documents to which it is a party, and, agrees that none of its obligations and covenants shall be reduced or limited by the execution and delivery of the Agreement or any of the other instruments, agreements or other documents executed and delivered pursuant thereto.

This Consent, Reaffirmation, and Agreement of Guarantors (this “Consent”) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Consent may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Consent.

As of November 15, 2018

STITCH NETWORKS CORPORATION

By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chairman and Chief Executive Officer

USAT CAPITAL CORP, LLC

By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chairman and Chief Executive Officer

CANTALOUPE SYSTEMS, INC.

By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title: Chairman and Chief Executive Officer